Exhibit 3.3

EXECUTION COPY

LIMITED LIABILITY COMPANY AGREEMENT

OF

STR HOLDINGS (NEW) LLC

This Limited Liability Company Agreement (this “Agreement”) of STR Holdings (New) LLC is entered into this 30th day of September, 2009 by Specialized Technology Resources, Inc. (the “Member”) pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”).

1.             Definitions.

(a)           “Affiliate” of any Person means any Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, and the term “Affiliated” shall have a correlative meaning.

(b)           “Board of Managers” shall mean the group of Managers designated or elected pursuant to the terms of this Agreement, which shall act as the manager of the Company subject to and in accordance with the terms of this Agreement.

(c)           “Company” shall refer to STR Holdings (New) LLC, a Delaware manager-managed limited liability company.

(d)           “Control,” “Controlled,” and “Controlling” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

(e)           “Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity.

(f)            “Manager” shall mean each of the members of the Board of Managers designated or elected by the Member of the Company.

(g)           “Person” means any individual or Entity and, where the context so permits, the legal representatives, successors in interest and permitted assigns of such Person.

(h)           “Securities” means securities of every kind and nature, including stock, notes, bonds, evidences of indebtedness, options to acquire any of the foregoing, and other business interests of every type, including interests in any Entity.

(i)            Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

2.             Name.  The name of the limited liability company governed hereby is STR Holdings (New) LLC.

3.             Certificates.  Barry A. Morris, as an authorized person within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.  The Member, any Manager or any Officer (as hereinafter defined) shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

4.             Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

5.             Powers.  The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Board of Managers pursuant to this Agreement, including Section 14.

6.             Principal Business Office.  The principal place of business and office of the Company shall be located, and the Company’s business shall be conducted from, such place or places as may hereafter be determined by the Board of Managers.

7.             Registered Office.  The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

8.             Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

9.             Name and Mailing Address of the Member.  The name and the mailing address of the Member are as follows:

Name	Address
Specialized Technology	10 Water Street
Resources, Inc.	Enfield, CT 06082-4899

10.           Term.  The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in accordance with the Act and shall continue until dissolution of the Company in accordance with Section 22 of this Agreement.

11.           Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Member, any Manager, any Officer (as hereinafter defined), employee or agent of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

12.           Admission.  The Member is deemed admitted as a Member of the Company upon execution and delivery of this Agreement.

13.           Distributions.  Distributions shall be made to the Member at such times and in such amounts as may be determined in the sole discretion of the Board of Managers.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

14.           Management.

(a)           Management.  The Board of Managers shall have the sole right to manage, control, and conduct the affairs of the Company and to do any and all acts on behalf of the Company, subject to and in accordance with this Agreement.  The vote of the majority of the Board of Managers then in office, either at a meeting where a quorum is present or by written consent, shall be the act of the Board of Managers.  The Managers shall in all cases act as a group and shall have no authority to act individually (unless specially delegated by the Board of Managers).

(b)           Number of Managers.  The authorized number of Managers of the Company shall be fixed by the Board of Managers from time to time.

(c)           Designation.  The Sole Member shall have the exclusive right to designate all of the Managers.  The initial members of the Board of Managers shall be: Dennis L. Jilot, John A. Janitz, Jason L. Metakis, Dominick J. Schiano, Susan C. Schnabel, Ryan M. Sprott.

(d)           Resignation.  A Manager may resign at any time by giving written notice to the Board of Managers, provided however that at no time shall there be less than one Manager.  The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(e)           Meetings.

(i)            Regular meetings of the Board of Managers shall be held at such times, mutually convenient places and dates as determined by the Board of Managers.  The officers and other executives of the Company may attend meetings of the Board of Managers with the prior approval of the Board of Managers.

(ii)           Any Manager may participate in a meeting through use of conference telephone or similar communication equipment, so long as all Managers participating in such meeting can hear one another.  Such participation constitutes presence in person at such meeting.

(iii)          Special meetings of the Board of Managers for any purpose may be called by any Manager.

(iv)          Any action required or permitted to be taken by the Board of Managers may be taken without a meeting of the Board of Managers if the majority of the Managers then in office consent in writing to such action.  Such majority written consent or consents shall be filed with the records of the Company.

(f)            Quorum and Transaction of Business.  The number of Managers that constitutes a quorum for the transaction of business at a meeting of the Board of Managers shall be a majority of the Managers then in office.  Except as required by the Act or as otherwise set forth in this Agreement, every act or decision done or made by at least a majority of the Managers then in office at a meeting at which a quorum is present shall be the act of the Board of Managers.

15.           Officers.

(g)           The Board of Managers may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary and Treasurer) to any such person.  Unless the Board of Managers decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office.  Any delegation pursuant to this Section 15 may be revoked at any time by the Board of Managers.

(h)           As of the date of this Agreement, the Member has appointed and the Board of Managers has ratified the appointment of, the following officers with the following titles:

Dennis L. Jilot	President and Chief Executive Officer
Barry A. Morris	Executive Vice President and Chief Financial Officer
Robert S. Yorgenson	Vice President and President, STR Solar
Mark A. Duffy	Vice President and President, STR Quality Assurance

(i)            The Board of Managers hereby authorizes any Officer of the Company to (i) open accounts of any kind and nature whatsoever and sign account opening documents on behalf of the Company, (ii) execute and deliver tax returns and related documentation and communicate with the relevant tax authorities on behalf of the Company and (iii) execute any and all documents on behalf of the Company in furtherance of the business and purposes and business of the Company as set forth in Section 4 hereof.

16.           Other Business.  The Board of Managers may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

17.           Exculpation and Indemnification.  None of the Member, any Manager or any Officer (each an “Indemnified Party”) shall be liable to the Company or any other person or entity bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party’s gross negligence or willful misconduct.  To the fullest extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and the Member shall have no liability on account thereof.

18.           Primary Obligation.  With respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, DLJ Merchant Banking Partners IV, L.P. (“DLJMB”) or any of their respective Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its Subsidiaries, the Company or its Subsidiaries shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company or any of its Subsidiaries, in such capacity, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise.  Notwithstanding the fact that DLJMB and/or any of their respective Affiliates, other than the Company and its Subsidiaries (such persons, together with its and their heirs, successors and assigns, the “Investor Parties”), may have concurrent liability to an Indemnified Party with respect to the Indemnity Obligations, the Company hereby agrees that in no event shall the Company or any of its Subsidiaries have any right or claim against any of the Investor Parties for contribution or have rights of subrogation against any Investor Parties through an Indemnified Party for any payment made by the Company or any of its Subsidiaries with respect to any Indemnity Obligation.  For the avoidance of doubt, any insurance coverage for any indemnity obligation provided by, obtained by or paid for by the Company or any of its Subsidiaries on the one hand and any Investor Party on the other hand shall be subject to the same primary and secondary liability hierarchy set forth in this Section 18.  In addition, the Company hereby agrees that in the event that any Investor Parties pay or advance to an Indemnified Party any amount with respect to an Indemnity Obligation, the Company will, or will cause its Subsidiaries to, as applicable, promptly reimburse such Investor Parties for such payment or advance upon request.  The Company and the Indemnified Parties agree that the Investor Parties are express third party beneficiaries of the terms hereof.

19.           Admission of Additional Members.  One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Board of Managers.

20.           Termination of Membership.  The rights of the Member to receive distributions and to assign its interest in the Company pursuant to Section 21 shall, on its dissolution or merger devolve on its legal representative or successor in interest, as the case may be.

21.           Assignments.  The Member may transfer, assign, pledge or hypothecate, in whole or in part, its limited liability company interest, as determined in its sole discretion.

22.           Dissolution.

(a)           The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:  (i) the unanimous written consent of the

Members, (ii) the termination of the legal existence of the last remaining Member and (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b)           In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner) and the assets of the Company shall be applied in the manner, and in the priority, set forth in Section 18-804 of the Act.

23.           Tax Elections.  It is intended that the Company be classified as a corporation for federal income tax purposes.  The Company shall file an election pursuant to Treasury Regulation Section 301.7701-3(c) to be treated as a corporation.  Except as provided in this Section 23 relating to the tax classification of the Company, the Board of Managers may cause the Company to make or refrain from making any and all elections permitted by such tax laws, and the Board of Managers shall not be liable for any consequences to any previously admitted or subsequently admitted Members resulting from their making or failing to make any such elections.

24.           Separability of Provisions.  Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

25.           Entire Agreement.  This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

26.           Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

27.           Amendments.  This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

SPECIALIZED TECHNOLOGY RESOURCES, INC.

By:	/s/ Barry A Morris
Name: Barry A. Morris
Title: Executive Vice President and Chief Financial Officer

[Signature Page to STR Holdings (New) LLC Limited Liability Company Agreement]